Exhibit 23.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated June 10, 2025, in this Registration Statement on Form F-1, with respect to the consolidated financial statements of NWTN, Inc. and its subsidiaries. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

August 29, 2025